SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                  By and Among

                              STARTER CORPORATION,

                               STARTER GALT, INC.,

               BANK OF BOSTON CONNECTICUT AS ADMINISTRATIVE AGENT,

                   CORESTATES BANK, N.A. AS SYNDICATION AGENT,

                                       AND

            THE OTHER LENDERS WHICH ARE OR MAY BECOME PARTIES HERETO

                                      WITH

       BANCBOSTON SECURITIES, INC. AND CORESTATES BANK, N.A. AS ARRANGERS

                               Dated: May 13, 1997

                      TABLE OF CONTENTS

                            EXHIBITS

Exhibit A         - Form of Note
Exhibit B         - Form of Compliance Certificate
Exhibit C         - Form of Assignment and Acceptance
Exhibit D         - Loan Request
Exhibit E         - Borrowing Base Report


                           SCHEDULES

Schedule 1        - Lending Institutions
Schedule 2        - Definitions and Rules of Interpretation
Schedule 4.8      - Existing Letters of Credit
Schedule 7.2      - Ownership Interests
Schedule 7.4      - Owned Assets not listed on Balance Sheet
Schedule 7.8      - Litigation
Schedule 7.16     - Permitted Transactions
Schedule 7.22     - Bank Accounts
Schedule 9.1      - Permitted Indebtedness
Schedule 9.2      - Permitted Liens
Schedule 9.3      - Permitted Investments

                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

      This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement") is made as of the 13th day of May, 1997, by and among STARTER CORPORATION ("Starter"), STARTER GALT, INC. ("Starter Galt" and, together with Starter, the "Borrowers" and each, singularly, a "Borrower"), each a Delaware corporation, Starter having its principal place of business at 370 James Street, New Haven, Connecticut 06513 and Starter Galt having its principal place of business at 951 32nd Avenue, S.W., Cedar Rapids, Iowa, BANK OF BOSTON CONNECTICUT ("BankBoston"), CORESTATES BANK, N.A. ("CoreStates") and the other lending institutions listed on Schedule 1 attached hereto (collectively, the "Lenders"), BankBoston as Administrative Agent for itself and the other Lenders (in such capacity, the "Administrative Agent") and CoreStates as Syndication Agent for itself and the other Lenders (in such capacity, the "Syndication Agent").

                               W I T N E S S E T H

      WHEREAS, pursuant to a 1996 Amended and Restated Commercial Revolving Loan and Security Agreement dated as of October 7, 1996 (as amended, the "Original Loan Agreement") by and among BankBoston, individually and as agent, Fleet Bank, National Association, The Chase Manhattan Bank, People's Bank, BHF-Bank Artiengelleschaft, Corestates Bank, N.A., National Bank of Canada, The Sanwa Bank Limited and First Union Bank of Connecticut (collectively, the "Original Banks") made revolving loans and other extensions of credit to the Borrowers in an aggregate principal amount of up to $175,000,000 (the "Existing Indebtedness"); and

      WHEREAS, it is the intention of the Borrowers, BankBoston and certain of the Original Banks that the terms and conditions of the Original Loan Agreement be amended and restated in its entirety as set forth herein; and

      WHEREAS, it is also the intention of the parties hereto that the Original Banks who will not be a party to this Credit Agreement will surrender all of their rights under the Original Loan Agreement upon the occurrence of the Effective Date and receive payment in full of all amounts due and payable to them under the Original Loan Agreement as of the Effective Date;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      ss.1. DEFINITIONS AND RULES OF INTERPRETATION.

            ss.1.1. Definitions. Except as otherwise expressly provided herein, all capitalized terms used in this Credit Agreement, the exhibits hereto and any notes, certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Credit Agreement shall have the meanings set forth for such terms in Schedule 2 hereto.

            ss.1.2. Rules of Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in Schedule 2 hereto shall apply to this Credit Agreement, the exhibits hereto and any notes, certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Credit Agreement.

      ss.2. THE REVOLVING CREDIT FACILITY.

            ss.2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Effective Date and the Maturity Date upon notice by the Borrowers to the Administrative Agent given in accordance with ss.2.6, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment minus such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount, the Acceptance Face Amount and all Unpaid Reimbursement Obligations; provided that the outstanding aggregate amount of all Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount, plus the Acceptance Face Amount, plus all Unpaid Reimbursement Obligations shall not at any time exceed an amount equal to the lesser of (i) the Total Commitment and
(ii) the sum of (A) the Borrowing Base plus (B) the Permitted Overadvance Amount; provided, further, that the Borrowers shall not permit the outstanding amount of the Loans (after giving effect to all amounts requested), plus the Acceptance Face Amount to exceed $35,000,000 (the "Clean Down Amount") during any one (1) thirty (30) consecutive day period occurring during each calendar year ending after December 31, 1997. The Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.11 and ss.12, in the case of the initial Loans to be made on the Effective Date, and ss.12, in the case of all other Loans, have been satisfied on the date of such request.

            ss.2.2. Facility Fee. The Borrowers agree to pay to the Administrative Agent for the respective accounts of the Lenders in accordance with their respective Commitment Percentages a facility fee on the Total Commitment, whether used or unused, at a rate per annum equal to the Facility Fee Rate. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof) commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate. The facility fee provided in this ss.2.2 shall accrue at all times after the Effective Date, including at any time during which one or more of the conditions in ss.11 are not met.

            ss.2.3. Voluntary Reduction of Total Commitment. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to reduce by $1,000,000 or any greater integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice from the Borrowers delivered pursuant to this ss.2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any facility fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

            ss.2.4. The Notes. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Note"), dated as of the Effective Date and completed with appropriate insertions. One Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below. Each Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Lender's Note, an appropriate notation on such Lender's Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Note Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

            ss.2.5. Interest on Loans. Except as otherwise provided in ss.5.10,

            (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate of the Base Rate from time to time in effect.

            (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate of the LIBOR Rate determined for such Interest Period plus the Applicable Margin; provided, that at any time a Permitted Overadvance is outstanding, each LIBOR Rate Loan and Bankers'

Acceptance shall bear interest for the period commencing with the date on which such Permitted Overadvance is outstanding and ending on the last day of each Interest Period with respect thereto at the rate of the LIBOR Rate determined for such Interest Period plus the Applicable Margin, plus one-quarter of one percent (0.25%).

            (c) The Borrowers promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

            ss.2.6. Requests for Loans. The Borrowers shall give to the Administrative Agent written notice in the form of Exhibit D hereto (or telephonic notice confirmed in a writing in the form of Exhibit D hereto) of each Loan requested hereunder (a "Loan Request") (i) no later than 10:00 a.m. (Hartford time) on the proposed Drawdown Date and not more than five (5) Business Days prior to the proposed Drawdown Date of any Base Rate Loan and (ii) not less than three (3) and not more than five (5) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (1) the principal amount of the Loan requested, (2) the proposed Drawdown Date of such Loan, (3) the Interest Period for such Loan and (4) the Type of such Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on each Borrower and shall obligate the Borrowers to accept the Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request for a LIBOR Rate Loan shall be in a minimum aggregate amount of $3,000,000 or an integral multiple thereof.

            ss.2.7. Conversion Options.

            (a) The Borrowers may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the Borrowers shall give the Administrative Agent not less than one (1) and not more than five (5) Business Days' prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrowers shall give the Administrative Agent no less than three (3) and not more than five (5) LIBOR Business Days' prior written notice of such election; (iii) with respect to any such conversion of a LIBOR Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that (i) any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers and (ii) with respect to LIBOR Rate Loans, there shall be no more than ten (10) separate Interest Periods in effect at any one time.

            (b) Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in ss.2.7(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrowers' account have actual knowledge. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this ss.2.7 is scheduled to occur.

            (c) Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $3,000,000 or a whole multiple of $1,000,000 in excess thereof.

            ss.2.8. Funds for Loans.

            (a) Not later than 2:00 p.m. (Hartford, Connecticut time) on the proposed Drawdown Date of any Loan, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by (i) ss.ss.11 and 12 in the case of initial Loans, and (ii) ss.12 for all other Loans, and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of such Lender's Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Loans.

            (b) The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Lender's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

            ss.2.9. Change in Borrowing Base. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to ss.8.4(f)) by the Administrative Agent by reference to the Borrowing Base Report delivered to the Lenders and the Administrative Agent pursuant to ss.8.4(f).

            ss.2.10. Settlement; Application of Repayments of Revolving Credit Loans. (a) BankBoston may, but is not required to, fund all Base Rate Loans made in accordance with the provisions of this Credit Agreement. Prior to each Settlement, (i) all payments of the principal of the Base Rate Loans shall be credited to the account of BankBoston, and (ii) the outstanding amount of Base Rate Loans made by BankBoston may exceed BankBoston's Commitment Percentage of the outstanding amount of Base Rate Loans.

            (b) The Lenders shall effect Settlements (i) on each Monday and Thursday of each week (or the next immediately succeeding Business Day if such day is not a Business Day), (ii) within one Business Day after each other date on which borrowings of Base Rate Loans (net of payments of principal of Base Rate Loans by the Borrowers) or payments of principal of Base Rate Loans (net of borrowings of Base Rate Loans by the Borrowers) exceed $5,000,000 and (iii) on the Maturity Date or any other date that all of the Obligations become due and payable hereunder (whether by acceleration or otherwise) (each such date, a "Settlement Date"). By 11:00 a.m. (Hartford time) of each such Settlement Date, the Administrative Agent shall give telephonic notice to the Lenders of (A) the respective outstanding amount of Base Rate Loans made by each Bank as at the close of business on the prior day, (B) the amount that any Lender, as applicable (the "Settling Lender"), shall pay to effect a Settlement

      (the "Settlement Amount") and (C) the portion (if any) of the aggregate Settlement Amount to be paid to each Lender. A statement of the Administrative Agent submitted to the Lenders with respect to any amounts owing hereunder shall be prima facie evidence of the amount due and owing. Each Settling Lender shall, not later than 4:00 p.m. (Hartford, Connecticut time) on each Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent at its head office in the amount of such Lender's Settlement Amount. The Administrative Agent shall, as promptly as practicable during normal business hours on each Settlement Date, effect a wire transfer of immediately available funds to each Lender of the Settlement Amount to be paid to such Lender. All funds advanced by any Lender as a Settling Lender pursuant to this ss.2.10(b) shall for all purposes be treated as a Base Rate Loan made by such Settling Lender to the Borrowers and all funds received by any Lender pursuant to this ss.2.10(b) shall for all purposes be treated as repayment of amounts owed by the Borrowers with respect to Base Rate Loans made by such Lender.

            (c) The Administrative Agent may (unless notified to the contrary by a Settling Lender by 2:00 p.m. (Hartford, Connecticut time) on the Settlement Date) assume that each Settling Lender has made available to the Administrative Agent on such Settlement Date the Settlement Amount, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to each applicable Lender its share (if any) of the aggregate Settlement Amount. If the Settlement Amount of such Settling Lender is made available to the Administrative Agent by such Settling Lender (or, conversely, if the Administrative Agent makes the Settlement Amount available to a Lender entitled thereto) on a date after such Settlement Date, such Settling Lender shall pay the Administrative Agent (or, conversely, the Administrative Agent shall pay such Lender entitled to such Settlement Amount) on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Administrative Agent or such Lender, as applicable, for federal funds acquired by the Administrative Agent or such Lender, as applicable during each day included in such period times (ii) the Settlement Amount, times
      (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to but not including the date on which the Settlement Amount shall become immediately available to the Administrative Agent or such Lender, as applicable, and the denominator of which is 360. Upon payment of such amount, the Settling Lender shall be deemed to have delivered the Settlement Amount of such Settling Lender on the Settlement Date and shall become entitled to interest payable by the Borrowers with respect to such Lender's Settlement Amount as if such share were delivered on the Settlement Date. If the Settlement Amount is not in fact made available to the Administrative

      Agent by the Settling Lender within three (3) Business Days of such Settlement Date, the Administrative Agent shall be entitled to debit the Borrowers' account with the Administrative Agent to recover such amount from the Borrowers and if the Borrowers' account with the Administrative Agent does not contain sufficient funds the Borrowers agree to deposit into the account such amount, with interest thereon at the rate per annum applicable to any Base Rate Loans made on such Settlement Date. The failure or refusal of any of the Lenders to make available to the Administrative Agent at the aforesaid time on any Settlement Date the amount of the Settlement Amount representing Base Rate Loans to be made by such Lender on such date shall not relieve any other Lender from its obligations hereunder to make Settlements and Base Rate Loans on such Settlement Date or on any subsequent Settlement Date but in no event shall any Lender or the Administrative Agent be responsible or liable for the failure of any other Lender to make the Base Rate Loans to be made by such other Lender.

            (d) Each payment by the Borrowers of Base Rate Loans hereunder shall be allocated among the Lenders on the first Settlement Date after such payment, in amounts determined to provide that after such application the outstanding amount of Base Rate Loans of each Lender equals, as nearly as practicable, such Lender's Commitment Percentage of all outstanding Base Rate Loans.

            ss.2.11. Operating Accounts. The Borrowers and their Subsidiaries shall maintain their primary operating accounts with the Agents.

      ss.3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

            ss.3.1. Maturity. The Borrowers absolutely and unconditionally and jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and all fees and reasonable expenses incurred by the Lenders and Administrative Agent in connection therewith and payable by the Borrowers hereunder.

            ss.3.2. Mandatory Repayments of Loans. If at any time, the sum of the outstanding amount of the Loans, the Maximum Drawing Amount, the Acceptance Face Amount and all Unpaid Reimbursement Obligations exceeds an amount equal to the lesser of (i) the Total Commitment and (ii) the sum of (A) the Borrowing Base and (B) the Permitted Overadvance Amount, then the Borrowers shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by ss.ss.4.3(b) and (c). Each payment of any Unpaid

Reimbursement Obligations or prepayment of Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

            ss.3.3. Optional Repayments of Loans. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this ss.3.3 may be made only on the last day of the Interest Period relating thereto unless, contemporaneously with such prepayment, the Borrowers shall have paid to the Administrative Agent all amounts due under ss.5.9 hereof. The Borrowers shall give the Administrative Agent, no later than 10:00 a.m., Hartford time, not less than one (1) and not more than five (5) Business Days' prior written notice of any proposed prepayment pursuant to this ss.3.3 of Base Rate Loans, and not less than three (3) and not more than five (5) LIBOR Business Days' notice of any proposed prepayment pursuant to this ss.3.3 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

      ss.4. LETTERS OF CREDIT AND BANKERS' ACCEPTANCES.

            ss.4.1. Letter of Credit Facility.

            (a) Subject to the terms and conditions hereof and the execution and delivery by one or more of the Borrowers of a Letter of Credit Application on the Administrative Agent's customary form (a "Letter of Credit Application"), the Administrative Agent (or its affiliates) on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in ss.4.1(d) and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of such Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Administrative Agent; provided, however, that (i) no Letter of Credit shall be issued, renewed or extended later than ten (10) Business Days prior to the Maturity Date, (ii) no documentary Letter of Credit shall have a term longer than one hundred twenty (120) days, (iii) no Letter of Credit shall be issued, renewed or extended in a face amount of less than $50,000 and (iv) no standby Letter of Credit shall be issued, renewed or extended without the consent of each of the Lenders, provided further, that, on the tenth (10th) day prior to the Maturity Date, each Letter of Credit then outstanding shall be either (x) cash collateralized in an amount equal to 105% of the Maximum Drawing Amount under such Letter of Credit or (y) secured by a "back-to-back" letter of credit issued by a bank satisfactory to the Administrative Agent (in its sole and absolute discretion), in an amount equal to 105% of the Maximum Drawing Amount under such Letter of Credit (it being understood that from time to time such cash collateral will be released, and such back-to-back letters of credit may be reduced, to the extent that the Maximum Drawing Amount under such Letters of Credit is reduced), and provided further, that, after giving effect to such request, the sum of (A) the Maximum Drawing Amount on all Letters of Credit, (B) all Unpaid Reimbursement Obligations, (C) the Acceptance Face Amount and (D) the amount of all Loans outstanding shall not exceed the lesser of (1) the Total Commitment and (2) the sum of (I) the Borrowing Base and (II) the Permitted Overadvance Amount.

            (b) Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

            (c) Each Letter of Credit issued, extended or renewed hereunder shall, among other things, provide for the payment of sight drafts, for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein. Each Letter of Credit Application and each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Connecticut.

            (d) Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to reimburse the Administrative Agent on demand for such Lender's Commitment Percentage of each draft paid by the Administrative Agent under each Letter of Credit (the extension of credit represented by each Lender's obligations hereunder in respect of Letters of Credit being referred to herein as such Lender's "Letter of Credit Participation").

            (e) Each such payment made by a Lender shall entitle such Lender to a portion of the Borrowers' Unpaid Reimbursement Obligation in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to ss.4.3 and in any subsequent payments of such Unpaid Reimbursement Obligations.

            (f) Any Letter of Credit to be issued hereunder may, at the request of the Administrative Agent, and with the consent of any Lender, be issued by such Lender pursuant to the provisions of this ss.4. In each such case, to the extent applicable, references to the Administrative Agent in this ss.4 and any other such reference relating to Letters of Credit shall, with respect to such Letter of Credit, be deemed to be references to such issuing Lender.

            ss.4.2. Bankers' Acceptance Facility.

            (a) Subject to the terms and conditions set forth in this Credit Agreement and the execution by the Borrowers of an Acceptance Agreement in the Administrative Agent's customary form (the "Acceptance Agreement"), upon the written request of the Borrowers, the Administrative Agent, on behalf of the Lenders, and in reliance upon the agreement of the Lenders set forth in ss.4.2(b) hereof and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to discount Eligible Drafts for the account of the Borrowers (all such accepted and discounted Eligible Drafts whether heretofore or hereafter issued being referred to individually as a "Bankers' Acceptance" and collectively as the "Bankers' Acceptances"); provided, however, that (i) any Bankers' Acceptance issued shall provide for a maturity date not longer than 120 days; (ii) in no event shall such maturity extend beyond the Maturity Date; (iii) after giving effect to such request, the sum of (A) the Maximum Drawing Amount (B) the Acceptance Face Amount, (C) all Unpaid Reimbursement Obligations, and (D) the amount of any Loans outstanding shall not exceed the lesser of the Borrowing Base and the Total Commitment; and (iv) the Administrative Agent shall not accept an Eligible Draft if the face amount of all outstanding drafts accepted by the Administrative Agent which are of the type described in paragraph 7 of Section 13 of the Federal Reserve Act (12 U.S.C. ss.372), as amended from time to time, or any successor statute, would cause the Administrative Agent to violate any limitation imposed upon it under said paragraph or would cause the Administrative Agent to violate such limitation if all such drafts were sold by the Administrative Agent in the secondary market. To expedite the acceptance and discounting of Eligible Drafts, the Borrowers shall provide to the Administrative Agent fully executed drafts, which shall be blank as to dates and amounts. The Borrowers may request the Administrative Agent to accept and discount an Eligible Draft by submitting to the Administrative Agent at least one (1) Business Day prior to the proposed date of acceptance and discounting a bankers' acceptance application in the Administrative Agent's customary form, completed to the satisfaction of the Administrative Agent and accompanied by such documents as may be required by the Administrative Agent to establish that the drafts to be accepted and discounted will (if accepted and endorsed by a member bank of the Federal Reserve System) be eligible for discount by such Federal Reserve Bank. The Administrative Agent shall make available to the Borrowers at the time of acceptance of each Eligible Draft and upon the satisfaction of the conditions set forth in ss.11 (but only in the case of the first Loan or Credit Instrument to be made or issued hereunder) and ss.12 hereof, an amount equal to the discounted value of such Eligible Draft based on: (x) the stated maturity date of such Eligible Draft, (y) the face amount of such Eligible Draft, and (z) a rate (computed on the basis of a year of three hundred sixty (360) days for the actual days elapsed) equal to the sum of (a) the per annum average discount rate quoted to the Administrative Agent on the day an Eligible Draft is presented for discount by the Administrative Agent's bankers' acceptance traders for acceptances which are of the type described in paragraph 7 of section 13 of the Federal Reserve Act (12 U.S.C. ss.372), as amended from time to time, or any successor statute and which approximate the face amount and mature on the maturity date of such Eligible Draft plus (b) the Applicable Commission (the "Bankers Acceptance Fee").

            (b) Upon receipt of such bankers' acceptance application, the Administrative Agent shall notify each Lender of its pro rata share of the Bankers' Acceptance. Subject to the terms and conditions hereof, each Lender severally agrees that it shall participate in any Bankers' Acceptances upon notification by the Administrative Agent that it has received an application for acceptance and discounting of an Eligible Draft in form and substance satisfactory to the Administrative Agent. The Administrative Agent agrees to furnish each Lender with a copy of each Bankers' Acceptance promptly after issuance. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever to the extent of such Lender's Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Bankers' Acceptance to the extent such amount is not reimbursed by the Borrowers pursuant to ss.4.3 hereof (such amount for a Lender being called herein the "Bankers' Acceptance Participation" of such Lender).

            (c) Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrowers' Reimbursement Obligation under ss.4.3 hereof in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to ss.4.3 hereof.

            (d) In addition to Administrative Agent's normal discount of Bankers' Acceptances, the Borrowers shall pay to the Administrative Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commission (the "Applicable Commission") for each Bankers' Acceptance issued pursuant to this Credit Agreement at an annual rate on the face amount of each Bankers' Acceptance equal to the Applicable Margin for LIBOR Rate Loans on the face amount of each such Bankers' Acceptance; provided, that at any time a Permitted Overadvance is outstanding, the commission for each Bankers' Acceptance issued pursuant to this Credit Agreement shall be at an annual rate on the face amount of each Bankers' Acceptance equal to the Applicable Margin for LIBOR Rate Loans, plus one-quarter of one percent (0.25%) on the face amount of each such Bankers' Acceptance.

            ss.4.3. Reimbursement Obligation of the Borrowers. In order to induce the Administrative Agent to issue, extend and renew each Credit Instrument and the Lenders to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Lenders, with respect to each Credit Instrument issued, extended or renewed by the Administrative Agent hereunder,

            (a) except as otherwise expressly provided in ss.4.3(b) and (c), on each date that any draft presented under any Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, or, in the case of Bankers' Acceptances, on the maturity date of such Bankers' Acceptances, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and, with respect to the Bankers' Acceptances, the amount of such Bankers' Acceptance then maturing, and
(ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Lender in connection with any payment made by the Administrative Agent or any Lender under, or with respect to, such Credit Instrument.

            (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the sum of the Maximum Drawing Amount plus the Acceptance Face Amount, plus all Unpaid Reimbursement Obligations, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

            (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Credit Instruments in accordance with ss.13, an amount equal to the then Maximum Drawing Amount plus the Acceptance Face Amount, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations.

      Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this ss.4.3 at any time from the date such amounts become due and payable (whether as stated in this ss.4.3, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in ss.5.10 for overdue principal on the Loans.

            ss.4.4. Credit Instrument Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of

Credit, the Administrative Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. Subject to the provisions of ss.4.3(a) and the proviso set forth in ss.4.1(d), if the Borrowers fail to reimburse the Administrative Agent as provided in ss.4.3 by the date that such draft is honored or paid or other payment is made by the Administrative Agent, or, with respect to Bankers' Acceptances, if the Borrowers fail to reimburse the Administrative Agent upon the maturity of such Bankers' Acceptances, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Hartford time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times
(c) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrowers and the Lenders shall be only to determine that the documents (including each draft) delivered under each Credit Instrument in connection with such presentment or other demand for payment shall be in conformity in all respects with such Credit Instrument, except for minor errors not affecting the plain meaning of the documents presented and not susceptible to any claim by the Borrowers that the presentation was nonconforming.

            ss.4.5. Obligations Absolute. The Borrowers' joint and several obligations under this ss.4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which either Borrower may have or have had against the Administrative Agent, any Lender or any beneficiary of a Credit Instrument. The Borrowers further agree with the Administrative Agent and the Lenders that the Administrative Agent and the Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligations under ss.4.3 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among either Borrower, the beneficiary of any Credit Instrument or any financing institution or other party to which any Credit Instrument may be transferred or any claims or defenses whatsoever of either Borrower against the beneficiary of any Credit Instrument or any such transferee. The Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Credit Instrument except for any such error, omission, interruption or delay resulting solely from gross negligence or willful misconduct of the Administrative Agent or the Lenders. Each Borrower agrees that any action taken or omitted by the Administrative Agent or any Lender under or in connection with each Credit Instrument and the related drafts and documents, if done in good faith, shall be binding upon such Borrower and shall not result in any liability on the part of the Administrative Agent or any Lender to such Borrower.

            ss.4.6. Reliance by Issuer. To the extent not inconsistent with ss.4.5, the Administrative Agent or any other issuing Lender having the rights of the Administrative Agent pursuant to ss.4.1(f) hereof shall be entitled to rely, and shall be fully protected in relying upon, any Credit Instrument, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Credit Instrument Participation.

            ss.4.7. Letter of Credit Fees. The Borrowers shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Administrative Agent, pay a fee (in each case, a "Letter of Credit Fee") to the Administrative Agent
(i) in respect of each standby Letter of Credit equal to (A) one and one-half of one percent (1.5%) per annum of the face amount of such Letter of Credit (for the account of the Lenders) plus (B) the Administrative Agent's customary issuance fee (for its own account), and (ii) in respect of each documentary Letter of Credit equal to (A) the fees as set by the Administrative Agent plus
(B) the Administrative Agent's customary time negotiation fee per document examination, each for the account of the Administrative Agent.

            ss.4.8. Existing Letters of Credit. The Borrowers and the Lenders agree that the letters of credit described on Schedule 4.8 hereto (the "Existing

Letters of Credit"), which Existing Letters of Credit have previously been issued by BankBoston or its affiliates for the account of the Borrowers, shall be deemed Letters of Credit issued under and governed by this Credit Agreement, that this Credit Agreement supersedes any and all prior agreements between the Borrowers and BankBoston with respect to the Existing Letters of Credit, and that all the Existing Letters of Credit shall be subject to and governed by the terms of this Credit Agreement.

      ss.5. CERTAIN GENERAL PROVISIONS

            ss.5.1. Agents' Fees. The Borrowers shall pay to the Agents the fees set forth in the Fee Letter.

            ss.5.2. Funds for Payments.

                  (a) All payments of principal, interest, Reimbursement Obligations, facility fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Lenders and the Administrative Agent, as applicable, at the Administrative Agent's Head Office or at such other location in the Hartford, Connecticut area that the Administrative Agent may from time to time designate, in each case in immediately available funds.

                  (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

            ss.5.3. Computations. All computations of interest on the Loans and of facility fees, Bankers' Acceptances Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered correct and binding on each Borrower unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrowers to the contrary.

            ss.5.4. Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall determine or be notified by the Majority Lenders that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the Borrowers and the Lenders. In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Administrative Agent or the Majority Lenders determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrowers and the Lenders.

            ss.5.5. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrowers and the other Lenders and thereupon (a) the commitment of such Lender to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended and (b) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrowers hereby agree promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this ss.5.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder.

            ss.5.6. Additional Costs, Etc. If any future applicable law or any change in any present law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Credit Instruments, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

            (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Credit Instruments, the Loans, such Lender's Commitment, or any class of loans, letters of credit, bankers' acceptances or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                    (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Credit Instrument, or

                    (ii) to reduce the amount of principal, interest,
                Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment, any Credit Instrument or any of the Loans, or

                    (iii) to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

            ss.5.7. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent and such Lender or the Administrative Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Lender's or the Administrative Agent's commitment with respect to any Loans, Credit Instrument Participations or Credit Instruments, then such Lender or the Administrative Agent may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate (if relating to Loans or Unpaid Reimbursement Obligations) or the Bankers' Acceptance Fee (if relating to the Bankers' Acceptances), the Borrowers and such Lender or (as the case may be) the Administrative Agent shall thereafter negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Lender or the Administrative Agent in light of these circumstances. If the Borrowers and such Lender or the Administrative Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's or the Administrative Agent's reasonable determination, provide adequate compensation. Each Lender and the Administrative Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

            ss.5.8. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

            ss.5.9. Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or is deemed to have given) a Loan Request, notice or a Conversion Request relating thereto in accordance with ss.2.6 or ss.2.7 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

            ss.5.10. Interest After Default.

            (a) Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3%) above the Base Rate from time to time in effect plus the Applicable Margin until such amount shall be paid in full (after as well as before judgment).

            (b) During the continuance of any Event of Default arising as a result of the failure by the Borrowers to pay any principal or interest due and payable hereunder, the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Lenders pursuant to ss.26, bear interest at a rate per annum equal to the rate of interest applicable to overdue principal pursuant to ss.5.10(a) hereof.

            ss.5.11. Concerning Joint and Several Liability of the Borrowers.

            (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

            (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of all of the Borrowers without preferences or distinction among them.

            (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligation.

            (d) The obligations of each Borrower under the provisions of this ss.5.11 constitute the absolute and unconditional obligations of such Borrower enforceable against it to the full extent permitted under the terms hereof, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

            (e) Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Agreement, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or the Lenders at any time or times in respect of any default by either Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of either Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or the Lenders including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this ss.5.11, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its Obligations under this ss.5.11, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the Obligations of such Borrower under this ss.5.11 shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either Borrower or the Administrative Agent or the Lenders. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this ss.5.11 will forthwith be reinstated in effect, as though such payment had not been made.

            ss.5.12. Interest.

            (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently made by the Borrowers or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrowers shall notify the Administrative Agent or such Lender in writing that it elects to have such excess returned forthwith. It is the express intent hereof that the Borrowers not pay and none of the Administrative Agent or the Lenders receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under applicable law.

            (b) Notwithstanding the use by the Lenders of the Base Rate and the LIBOR Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates related to such reference rates.

      ss.6. COLLATERAL SECURITY. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrowers and their respective Subsidiaries including, without limitation, the assignment of the Life Insurance Policy, the pledge of 51% of the issued and outstanding capital stock of Starter Europe and 26% of the issued and outstanding capital stock of Far East pursuant to the terms of the Security Documents to which the Borrowers are a party. In addition, the obligations of Starter Europe under its Guaranty will be secured by a perfected first priority security interest in 25% of all of the issued and outstanding capital stock of Far East pursuant to the terms of the Security Documents to which Starter Europe is a party.

      ss.7. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Lenders, the Administrative Agent and the Syndication Agent as follows:

            ss.7.1. Corporate Authority; Ownership.

            (a) Incorporation; Good Standing. Each Borrower and its Subsidiaries
(i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where a failure to be so qualified would have a materially adverse effect on the business, assets or financial condition of such Borrower or its Subsidiary.

            (b) Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which each Borrower or any of its Subsidiaries is or is to become a party, and the performance by each such Person of all of its agreements and obligations under each of such documents, and the transactions contemplated hereby and thereby (i) are within the corporate authority of each such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not conflict with any provision of the corporate charter or bylaws of, any agreement or other instrument binding upon, or trust agreement of, such Person and (v) do not require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any applicable law.

            (c) Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which each Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against such Person in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

            ss.7.2. No Business Activity; Subsidiaries. Except as set forth on
Schedule 7.2, neither Borrower owns or holds of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any other corporations or any legal and/or beneficial interests in any corporation, partnership, limited liability company, business trust or joint venture or in any other unincorporated trade or business enterprise.

            ss.7.3. Governmental Approvals. The execution, delivery and performance by each Borrower and its Subsidiaries of any of the Loan Documents to which such Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained. Each of the Borrowers holds all licenses, permits and other certificates required for the operation of its business. Each of the Borrowers is in compliance in all respects with all applicable state and Federal filing and operating requirements, including all regulations governing equal employment opportunity.

            ss.7.4. Title to Properties; Leases. Except as indicated on Schedule
7.4 hereto, each Borrower and its Subsidiaries own all of the assets reflected in the balance sheets of the Borrowers and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

            ss.7.5. Financial Statements.

            (a) There has been furnished to each of the Lenders the Form 10K filing of the Borrowers for the fiscal year ended December 31, 1996, (which includes audited consolidated statements of income of the Borrowers and their respective Subsidiaries for the fiscal year then ended), with an unqualified opinion by Ernst & Young. Such balance sheets and statements of income of the Borrowers and their respective Subsidiaries shall have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers and their respective Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of either Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of such Person, which were not disclosed in such balance sheets and the notes related thereto.

            (b) There has been furnished to each of the Lenders unaudited consolidated balance sheets and consolidated and combined statements of income of the Borrowers and their respective Subsidiaries, each as at the Balance Sheet Date. Such balance sheets and statements of income of the Borrowers and their respective Subsidiaries shall have been internally prepared and fairly present the financial condition of the Borrowers and their respective Subsidiaries as at the close of business on the date thereof. There are no contingent liabilities of either Borrower or any of its Subsidiaries as of such date involving material amounts known to the officers of such Person which were not disclosed in such balance sheets of the Borrowers and their respective Subsidiaries.

            ss.7.6. No Material Changes, Etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of either Borrower or any of its Subsidiaries as shown on or reflected in the balance sheets of the Borrowers and their respective Subsidiaries as at the Balance Sheet Date, or the statements of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers or any of their respective Subsidiaries. Since the Balance Sheet Date, neither Borrower has made any Distributions.

            ss.7.7. Franchises, Patents, Copyrights, Etc. Each Borrower and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

            ss.7.8. Litigation. Except as set forth on Schedule 7.8, there are no actions, suits, proceedings or investigations of any kind pending or, to the best knowledge of the Borrowers after due inquiry, threatened against either Borrower or any of its Subsidiaries or before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of either Borrower or its Subsidiaries or materially impair the right of such Borrower or any of its Subsidiaries to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto or thereto.

            ss.7.9. No Materially Adverse Contracts, Etc. Neither Borrower or any Subsidiary of such Borrower is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of any of such Persons. Neither Borrower or any Subsidiary of such Borrower is a party to any contract or agreement that has or is expected, in the judgment of such Borrower's officers, to have any materially adverse effect on the business any of such Persons.

            ss.7.10. Compliance with Other Instruments, Laws, Etc. Neither Borrower or any Subsidiary of such Borrower is in violation of any provision of their respective charter documents, bylaws, or any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of such Persons.

            ss.7.11. Tax Status. Each Borrower and each of its Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and to the best knowledge of such Borrower after due and diligent inquiry, there is no basis for any such claim.

            ss.7.12. No Event of Default. No Default or Event of Default has occurred and is continuing.

            ss.7.13. Holding Company and Investment Company Acts. Neither Borrower or any Subsidiary of such Borrower is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

            ss.7.14. Absence of Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrowers or any of their respective Subsidiaries or any rights relating thereto.

            ss.7.15. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers and their Subsidiaries are the owners of their respective Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

            ss.7.16. Certain Transactions. Except as set forth on Schedule 7.16, none of the officers, directors, or employees of the Borrowers or any of their respective Subsidiaries is presently a party to any transaction with either Borrower or any of its Subsidiaries (other than for services as employees, officers and directors or for management services), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            ss.7.17. Employee Benefit Plans.

            (a) In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. Each Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers or such ERISA Affiliate without liability to any Person.

            (c) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by either Borrower, or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

            (d) Multiemployer Plans. Neither Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither Borrower or any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

            ss.7.18. Regulations U and X. The proceeds of the Loans shall be used (i) to refinance on the Effective Date all of the Indebtedness of the Borrowers to the Administrative Agent and other lenders under that certain 1996 Amended and Restated Commercial Revolving Loan and Security Agreement dated as of October 7, 1996, (ii) to refinance on the Effective Date all of the Indebtedness of the Borrowers to First Union Bank of Connecticut, (iii) for working capital and general corporate purposes and (iv) to make the Permitted Acquisitions. The Borrowers will obtain Credit Instruments solely for general working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Credit Instrument is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            ss.7.19. Environmental Compliance. Each Borrower has taken all reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, has determined that:

            (a) Neither Borrower or any Subsidiary of such Borrower, or any operator of the Real Estate or any operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of such Borrower and any of its Subsidiaries;

            (b) Neither Borrower or any Subsidiary of such Borrower, has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
      (1986); (ii) that
      any hazardous waste, as defined by 42 U.S.C. ss. 9601(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that such Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

            (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrowers, their Subsidiaries or operators of their respective properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrowers or their Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate and there is no asbestos contamination on any of the Real Estate which would result in a violation of applicable Environmental Laws or which would require removal under such Environmental Laws; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

            (d) Neither Borrower or any Subsidiary of such Borrower or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby or to the effectiveness of any other transactions contemplated hereby.

            ss.7.20. Fiscal Year. Each fiscal year of each Borrower and each of its Subsidiaries begins on January 1 of each calendar year and ends on December 31 of such calendar year.

            ss.7.21. Other Representations. Each of the representations and warranties made by each of the Borrowers or any other Person in any of the Loan Documents to which any such Person is a party, was true and correct in all material respects when made and continues to be true and correct in all material respects on the Effective Date, except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

            ss.7.22. Bank Accounts. Schedule 7.22 sets forth the account numbers and locations of all bank and deposit accounts of the Borrowers or any of the Subsidiaries of the Borrowers.

            ss.7.23. Solvency. As of the Effective Date and after giving effect to the transactions contemplated by the Loan Documents, (i) the property of the Borrowers and their Subsidiaries, at a fair valuation, will exceed their debts;
(ii) the capital of the Borrowers and their Subsidiaries will not be unreasonably small to conduct their businesses; (iii) the Borrowers and their Subsidiaries will not have incurred debts, or have intended to incur debts, beyond their ability to pay such debts as they mature; and (iv) the present fair, saleable value of the assets of the Borrowers and their Subsidiaries will be materially greater than the amount that will be required to pay their probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 7.23, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

            ss.7.24. Full Disclosure. There is no material fact or condition relating to the Loan Documents or the financial condition, business or property of either Borrower which could have a materially adverse effect on the business or operations of such Borrower and which has not been related, in writing, to the Lenders. All information heretofore furnished by either Borrower to any

Lender or the Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by either Borrower to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

      ss.8. AFFIRMATIVE COVENANTS OF THE BORROWERS. Each Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Credit Instrument or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Credit Instrument:

            ss.8.1. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the facility fees, the Agents' fees, the Letter of Credit Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which either Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

            ss.8.2. Maintenance of Office. Each Borrower will maintain its chief executive office at the address set forth in the preamble to this Credit Agreement, or at such other place in the United States of America as such Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents to which such Borrower is a party may be given or made.

            ss.8.3. Records and Accounts. Each Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

            ss.8.4. Financial Statements, Certificates and Information. Each Borrower will deliver to each of the Lenders (other than with respect to ss.8.4(g) hereof which shall be delivered to the Administrative Agent only):

            (a) as soon as practicable, but in any event not later than ninety
      (90) days after the end of each fiscal year of the Borrowers, the consolidated and the consolidating balance sheets of the Borrowers and their Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income and statements of cash flow, for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited without qualification (other than a qualification regarding changes in generally accepted accounting principles) by Ernst & Young (with respect to the consolidated statements only) or by other independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default, together with any and all management letters to the Borrowers from Borrowers' independent certified public accountants during such fiscal year; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

            (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrowers, copies of the unaudited consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries, as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated statements of cash flow for the portion of Borrowers' fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles for interim statements, together with a certification by the principal financial or accounting officer of each Borrower that the information contained in such financial statements fairly presents the financial position of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

            (c) as soon as practicable, but in any event not later than twenty
      (20) days after the end of each calendar month, management prepared unaudited consolidated and consolidating monthly financial statements of the Borrowers and their Subsidiaries for such month;

            (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the chief financial officer, controller or senior vice-president-finance of each Borrower in substantially the form of Exhibit B hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

            (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission by either Borrower or sent to the stockholders of either Borrower, including, without limitation any 10K or 10Q filing;

            (f) within fifteen (15) days after the end of each fiscal month (or within three (3) Business Days after the end of each calendar week if a Permitted Overadvance is outstanding or was outstanding during the immediately preceding calendar week), a Borrowing Base Report setting forth the Borrowing Base as at the end of such fiscal month or calendar week (as the case may be), certified by the chief financial officer or president of each of the Borrowers;

            (g) within fifteen (15) days after the end of each calendar month, an Accounts Receivable aging report, an inventory report, a charge-back aging report and a backlog report, each in form and detail satisfactory to the Administrative Agent;

            (h) As soon as available, and in any event, within forty-five (45) days after the end of each fiscal year of the Borrowers, projections for the coming fiscal year on a month-by-month basis in such form as the Borrowers have previously submitted to its bank lenders, detailing each item of income and expenditure for such month, and on a cumulative year-to-date basis from the commencement of such fiscal year, which projections shall include, without limitation, balance sheets, projected Letter of Credit and Bankers' Acceptance usage and any and all anticipated Capital Expenditures; and

            (i) from time to time such other financial data and information (including accountants, management letters) as the Administrative Agent or any Lender may reasonably request.

            ss.8.5. Notices.

            (a) Defaults. Each Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which such Borrower or any of its Subsidiaries is a party or Borrower, whether as principal, guarantor, surety or otherwise, such Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

            (b) Environmental Events. Each Borrower will promptly give notice to the Administrative Agent and each of the Lenders (i) of any violation of any Environmental Law that such Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of such Borrower or any of its Subsidiaries, or the Administrative Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents.

            (c) Notification of Claims against Collateral. Each Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any setoff, claims (including, with respect to any Real Estate, environmental claims), withholdings or other defenses to which any Collateral having a fair value, either, singularly or in the aggregate in excess of $500,000 is subject, or the Administrative Agent's rights with respect to any such Collateral, is subject.

            (d) Notifications Re: Material License Agreements. Each Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any event which constitutes a default by any Person or any of its Subsidiaries under any Material License Agreement and will immediately forward to the Administrative Agent and each of the Lenders copies of any communication received by such Person from any licensor claiming any irregularity or default under any Material License Agreement. In addition, if either Borrower or any of its Subsidiaries enters into any amendment of any Material License Agreement in any material respect, the Borrowers shall immediately provide the Administrative Agent with copies of such amendment.

            (e) Notice of Litigation and Judgments. Each Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting such Borrower or any of its Subsidiaries or to which such Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against such Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on such Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. Each Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against such Borrower or any of its Subsidiaries in an amount in excess of $500,000.

            ss.8.6. Corporate Existence; Maintenance of Properties. Each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in operating condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses.

            ss.8.7. Insurance. Each Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. Starter will pay all premiums when due on the Life Insurance Policy and properly notify the Administrative Agent in writing of the death of the individual covered by the Life Insurance Policy. In the event of the death of such individual, regardless of whether an Event of Default shall have occurred and be continuing, the Borrowers agree that the Administrative Agent may, upon three Business Days prior written notice to the Borrowers, apply the proceeds of the Life Insurance Policy as a mandatory prepayment of the amounts payable hereunder and the other Loan Documents in such order of priority as is contemplated in ss.13.4.

            ss.8.8. Taxes. Each Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that such Borrower and each Subsidiary of such Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

            ss.8.9. Inspection of Properties and Books, Etc.

            (a) General. Upon five (5) Business Days' prior notice by the Administrative Agent or any of the Lenders to the Borrowers, each Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of such Borrower or any of its Subsidiaries, to examine the books of account of such Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all during normal business hours and at such reasonable intervals as the Administrative Agent or any Lender may reasonably request.

            (b) Collateral Reports. No more than twice each calendar year (unless an Event of Default shall have occurred and be continuing, then as and when requested by the Administrative Agent), upon the request of the Administrative Agent, the Borrowers will cooperate with the Administrative Agent in connection with the preparation of a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) with respect to the Accounts Receivable and inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrowers and their applicable Subsidiaries) and inventory (including verification as to the value, location and respective types). All such collateral value reports shall be conducted and made at the expense of the Borrowers.

            (c) Environmental Assessments. At any time after an Event of Default shall have occurred and is continuing, or, whether or not an Event of Default shall have occurred and be continuing, at any time after the Administrative Agent or any Lender shall receive notice of any Spill, Release or threatened Release (each as defined under CERCLA) of Hazardous Substances from either Borrower, or shall have received notice from any other source deemed reliable by the Administrative Agent or such Lender that a Spill or Release of Hazardous Substances may have occurred, the Administrative Agent may, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Real Estate, obtain one or more environmental assessments or audits of such Real Estate prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at such Real Estate and (ii) whether the use and operation of such Real Estate complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Real Estate including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Administrative Agent deems appropriate. The Administrative Agent shall give the Borrower prior notice of such environmental assessments and such environmental assessments shall be conducted and made at the expense of the Borrowers.

            (d) Communications with Accountants. Each Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with such Borrower's independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Borrower or any of its Subsidiaries. At the request of the Administrative Agent, such Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this ss.8.9(d).

            ss.8.10. Compliance with Laws, Contracts, Licenses, and Permits. Each Borrower will, and will cause each of its Subsidiaries to, (a) comply in all material respects with the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) comply with the provisions of its charter documents and by-laws, (c) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound, including without limitation, the Material License Agreements, and (d) comply in all material respects with all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that such Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or such Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof. Without limiting the foregoing, each Borrower will continuously hold all permits and licenses required for the operation of its business, including, without limitation all licenses, permits and other certificates required by any Federal, state or local authority in connection with the ownership and operation of its business.

            ss.8.11. Employee Benefit Plans. Each Borrower will, and will cause each of its Subsidiaries to, (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a
Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

            ss.8.12. Use of Proceeds. Each Borrower will use the proceeds of the Loans solely (i) to refinance on the Effective Date all of the Indebtedness of the Borrowers to the Administrative Agent and other lenders under that certain 1996 Amended and Restated Commercial Revolving Loan and Security Agreement dated as of October 7, 1996, (ii) to refinance on the Effective Date all of the Indebtedness of the Borrowers to First Union Bank of Connecticut, (iii) for working capital and general corporate purposes and (iv) to make the Permitted Acquisitions. The Borrowers will obtain Credit Instruments solely for general working capital and general corporate purposes.

            ss.8.13. Business. Each Borrower will, and will cause each of its Subsidiaries to, engage in the same or similar or related business as that conducted on the Effective Date.

            ss.8.14. Further Assurances. Each Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

            ss.8.15. Payment of Wages. The Borrowers and each of their Subsidiaries shall at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

            ss.8.16. Cash Management System. The Borrowers will, and will cause each of their Subsidiaries to, utilize and maintain the Cash Management System for all deposits made by any of them. The Cash Management System shall be operated solely for the business of the Borrowers and their Subsidiaries.

            ss.8.17. Bank Accounts. The Borrowers will, and will cause each of its Subsidiaries to, together with the employees, agents and other Persons acting on behalf of the Borrowers or such Subsidiary, receive and hold in trust for the Administrative Agent and the Lenders all payments constituting proceeds of Accounts Receivable or other Collateral which come into their possession or under their control and, immediately upon receipt thereof, deposit such payments in the form received, with any appropriate endorsements, in one of the accounts designated as a central depository account on Schedule 7.22.

            ss.8.18. Lender Meeting. The Borrowers will, and will cause each of their Subsidiaries to, if requested by the Administrative Agent, participate in a meeting of the Lenders once during each fiscal year to be held at a location and a time selected by the Borrowers and acceptable to the Agents and Lenders.

      ss.9. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. Each Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Credit Instrument or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Credit Instrument:

            ss.9.1. Restrictions on Indebtedness. Neither Borrower will, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

            (b) current liabilities of such Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

            (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.8.8;

            (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (f) obligations under Capitalized Leases not exceeding $3,000,000 in aggregate amount for all Borrowers and their respective Subsidiaries with respect to any fiscal year;

            (g) unsecured direct Indebtedness for borrowed money (excluding any guaranty or other contingent obligations) in an aggre; andamount not to exceed $5,000,000 at any time

            (h) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto.

            ss.9.2. Restrictions on Liens. Neither Borrower will, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits either Borrower from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind, other than pursuant to the Security Documents; provided that such Borrower and any Subsidiary of such Borrower may create or incur or suffer to be created or incurred or to exist:

                  (i) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties other than Real Estate to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iii) liens on properties other than Real Estate in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.9.1(d);

                  (iv) liens of carriers, warehousemen, mechanics and
            materialmen, and other like liens on properties other than Real Estate, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (v) encumbrances on Real Estate consisting of easements,
            rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which such Borrower or a Subsidiary of such Borrower is a party, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of such Borrower individually or of such Borrower and its Subsidiaries on a consolidated basis;

                  (vi) liens existing on the date hereof and listed on Schedule
            9.2 hereto;

                  (vii) purchase money security interests in or purchase money mortgages on real or personal property other than Real Estate acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by ss.9.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; and

                  (viii) liens in favor of the Administrative Agent for the
            benefit of the Lenders and the Administrative Agent under the Loan Documents.

            ss.9.3. Restrictions on Investments. Neither Borrower will, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

            (a) Investments in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Borrower;

            (b) Investments in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $2,000,000,000;

            (c) Investments in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

            (d) Investments existing on the date hereof and listed on Schedule
      9.3 hereto;

            (e) Investments in the form of loans to employees of either Borrower, other than to David Beckerman or any family member of David Beckerman, not to exceed $100,000 in the aggregate at any time;

            (f) Investments constituting the Permitted Acquisitions;

            (g) Investments in Starter Europe in an aggregate amount not to exceed $500,000 at any time and which are used for general working capital purposes only;

            (h) extensions of trade credit in the ordinary course of business.

            ss.9.4. Distributions. The Borrowers will not make any Distributions; provided, that so long as no Default or Event of Default shall have occurred and be continuing under the Loan Documents (or would result therefrom), the Borrowers may make Distributions under (a) the Starter Corporation Stock Option Plan dated as of January 27, 1993, (b) the Starter Employee Stock Purchase Plan dated as of June 29, 1994, and (c) the Starter Non-Employee Director Stock Option Plan dated as of May 24, 1994, a copy of each of which has previously been delivered to the Administrative Agent.

            ss.9.5. Merger, Consolidation and Disposition of Assets.

            (a) Neither of the Borrowers will, and will not permit any of their respective Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrowers with and into either Borrower, (ii) the merger or consolidation of two or more Subsidiaries of the Borrowers or (iii) any Investments permitted by the terms hereof.

            (b) Neither Borrower will, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any Asset Sale without the prior written consent of each of the Lenders.

            ss.9.6. Sale and Leaseback. Neither Borrower will, and neither will permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby such Borrower or any Subsidiary of such Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Borrower or any Subsidiary of such Borrower intends to use for substantially the same purpose as the property being sold or transferred.

            ss.9.7. Business. Neither Borrower will, and neither will permit any of its Subsidiaries to, (a) engage in any business other than (i) the business engaged in by such Person on the Effective Date, and similar and related businesses and (ii) such other lines of business as may be consented to the Administrative Agent and the Lenders or (b) enter into any management agreement with any Person except as permitted hereunder.

            ss.9.8. Compliance with Environmental Laws. Neither Borrower will, and neither will permit any of its Subsidiaries to conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, including (a) using any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in a manner that would violate Environmental Laws, (b) causing or permitting to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in a manner that would violate Environmental Laws, (c) generating of any Hazardous Substances on any of the Real Estate in a manner that would violate Environmental Laws, or (d) conducting of any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate in a manner that would violate Environmental Laws.

            ss.9.9. Employee Benefit Plans. Neither Borrower, nor any of its Subsidiaries or any ERISA Affiliate will:

            (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for such Borrower or any of its Subsidiaries; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of such Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

            (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed

      Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

            ss.9.10. Additional Shares. Neither Borrower will at any time, nor will either Borrower cause or permit any of its Subsidiaries at any time, to sell or offer to sell any shares of any class of capital stock, or any other securities, of such Borrower or any Subsidiary without the prior written consent of the Majority Lender; provided, that either Borrower may issue and sell shares of any class of capital stock having a fair market value (as reasonably determined by the Administrative Agent) not in excess of $5,000,000 in connection with a Permitted Acquisition.

            ss.9.11. Change of Fiscal Year. Neither Borrower nor any of its Subsidiaries shall change its fiscal year without the prior written consent of the Majority Lenders, provided that, such consent shall not be unreasonably withheld.

            ss.9.12. Total Commitment Amount. The Borrowers shall not cause or permit the sum of the outstanding amount of all Loans, the Maximum Drawing Amount, the Acceptance Face Amount and all Unpaid Reimbursement Obligations to exceed the lesser of (a) Total Commitment and (b) the sum of (i) the Borrowing Base and (ii) the Permitted Overadvance Amount.

            ss.9.13. Accounting Practices. Neither Borrower nor any of its Subsidiaries shall effect any significant change in its accounting practices or treatment except as may be permitted or required by generally accepted accounting principles and only after prior written notice to the Agents.

            ss.9.14. Limitation on Other Restrictions on Amendment of Loan Documents. Neither Borrower will, and will not permit any of its Subsidiaries to, enter into, suffer to exist or become or remain subject to any agreement or instrument to which such Person is a party or by which such Person or any property of such Person (now owned or hereafter acquired) may be subject or bound, except for the Loan Documents, that would prohibit or restrict in any manner (directly or indirectly and including by way of covenant representation or warranty or event of default), or require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Loan Documents.

      ss.10. FINANCIAL COVENANTS OF THE BORROWERS. Each Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Credit Instrument or Note is outstanding or any Lender has any obligation to make any combined Loans or the Administrative Agent has any obligation to issue, extend or renew any Credit Instrument:

            ss.10.1. Liabilities to Worth Ratio. The Borrowers will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth for any fiscal quarter ending during any period described in the table set forth below to exceed the ratio set forth opposite such period below:

               Period                                                  Ratio
               ------                                                  -----

     Effective Date through March 31, 1997                           1.00 to 1
     April 1, 1997 through September 30, 1997                        1.75 to 1
     October 1, 1997 through March 31, 1998                          1.00 to 1
     April 1, 1998 through September 30, 1998                        1.75 to 1
     October 1, 1998 through March 31, 1999                          1.00 to 1
     April 1, 1999 through September 30, 1999                        1.75 to 1
     October 1, 1999 through March 31, 2000                          1.00 to 1
     April 1, 2000 and thereafter                                    1.75 to 1

            ss.10.2. EBIT to Total Interest Expense Ratio. The Borrowers will not permit the ratio of Earnings Before Interest and Taxes to Consolidated Total Interest Expense for any period of four (4) consecutive fiscal quarters of the Borrowers ending on the dates set forth below to be less than the ratio set forth opposite such date below:

                Date                                                   Ratio
                ----                                                   -----

     March 31, 1997                                                  1.50 to 1
     June 30, 1997                                                   1.20 to 1
     September 30, 1997                                              1.50 to 1
     December 31, 1997                                               1.50 to 1
     March 31, 1998                                                  1.45 to 1
     June 30, 1998                                                   1.60 to 1
     September 30, 1998                                              1.60 to 1
     December 31, 1998 and thereafter                                1.75 to 1

            ss.10.3. Capital Expenditures; Capitalized Leases. The Borrowers will not make, or permit any Subsidiary of the Borrowers to make, Capital Expenditures plus Capitalized Lease expenditures (including the "face amount" of Capitalized Leases) in any fiscal year that exceed, in the aggregate for all Borrowers and their Subsidiaries $3,000,000 for such fiscal year (excluding any such expenditures made in connection with the computer system upgrade as set forth on Schedule 9.1 hereto).

            ss.10.4. Net Income. The Borrowers will not permit Consolidated Net Income for any fiscal year to be less than $1.00.

      ss.11. CONDITIONS TO EFFECTIVE DATE. The obligations of the Lenders to amend and restate the Original Loan Agreement and to make the initial Loans and of the Administrative Agent to issue any initial Credit Instrument, shall be subject to the satisfaction of the following conditions precedent on or prior to May 16, 1997:

            ss.11.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document, certified as true and correct by the Borrowers.

            ss.11.2. Certified Copies of Charter Documents. Each of the Agents shall have received from each Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

            ss.11.3. Corporate, Action. All corporate action necessary for the valid execution, delivery and performance by each Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agents shall have been provided to each of the Agents.

            ss.11.4. Incumbency Certificates. Each of the Agents shall have received from each Borrower and each of the Borrowers' Subsidiaries an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of Person, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of such Borrower, to make Loan Requests and apply for Credit Instruments; and (c) to give notices and to take other action on such Persons behalf under the Loan Documents.

            ss.11.5. Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (a) for any Lender or the Administrative Agent to perform any of its agreements or obligations under any of the Loan Documents to which any such Person is a party on the Effective Date or (b) for either Borrower or any of its Subsidiaries to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Effective Date.

            ss.11.6. Validity of Liens. The Security Documents shall be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

            ss.11.7. UCC Search Results. The Administrative Agent shall have received UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

            ss.11.8. Certificates of Insurance. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Effective Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained and endorsed to the Administrative Agent for the benefit of the Lenders and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

            ss.11.9. Proceedings and Documents. All corporate, partnership, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Lenders and the Lenders shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Lenders shall have reasonably requested.

            ss.11.10. Financial Condition. The Lenders shall be satisfied that the financial statements referred to in ss.7.5 fairly present the business and financial condition of the Borrowers, as at and for the periods ending on the respective dates thereof, and that, except for changes described in writing to the Lenders and acceptable to them, there has been no material adverse change in the assets, business or financial condition of either Borrower since the applicable dates set forth in ss.7.5 hereof.

            ss.11.11. Opinion of Counsel. Each of the Lenders and the Agents shall have received a favorable legal opinion addressed to the Lenders and the Agents, dated as of the Effective Date, in form and substance satisfactory to the Lenders and the Agents, from:

      (a) Cummings & Lockwood, counsel to the Borrowers and their Subsidiaries; and

      (b) Apperson, Crump, Duzane & Maxwell, PLC, Tennessee counsel to the Borrowers and their Subsidiaries.

            ss.11.12. Payment of Agents' Fees. The Borrowers shall have paid the fees to the Agents pursuant to ss.5.1.

            ss.11.13. Payoff Letters. The Administrative Agent shall have received payoff letters from Bank of Boston Connecticut and First Union Bank of Connecticut, indicating the amount of the loan obligations of the Borrowers to such Persons to be discharged on the Effective Date and an acknowledgment by such Persons that upon receipt of such funds it will forthwith execute and deliver to the Administrative Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrowers or any of their Subsidiaries in favor of such Persons.

            ss.11.14. Disbursement Instructions. The Administrative Agent shall have received disbursement instructions from the Borrowers, indicating that a portion of the proceeds of the Loans, in an amount equal to the aggregate loan obligations of the Borrowers to Bank of Boston Connecticut and First Union Bank of Connecticut are to be paid to such Persons.

            ss.11.15. Cash Management System. The Borrowers shall have created a cash management system (the "Cash Management System") satisfactory to the Administrative Agent, and all agreements related thereto shall have been delivered to the Administrative Agent and shall be satisfactory to the Administrative Agent.

            ss.11.16. Borrowing Base Report. The Administrative Agent shall have received from the Borrowers the initial Borrowing Base Report as of the Effective Date.

            ss.11.17. Accounts Receivable Agent Report. The Administrative Agents shall have received from the Borrowers the most recent Accounts Receivable aging report of the Borrowers and their Subsidiaries dated as of a date which shall be no more than fifteen (15) days prior to the Effective Date and the Borrowers shall notify the Administrative Agent in writing on the Effective Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall provide the Administrative Agent with such supplementary documentation as the Administrative Agent may reasonably request.

            ss.11.18. Field Exams. The Lenders shall have received copies of the field exams conducted by M.R. Weiser, the Lender's commercial financial examiners, such exams to be in form, substance and detail satisfactory to the Lenders in all respects.

            ss.11.19. Consents. These Original Banks that will not be a party to this Credit Agreement shall have consented in writing to the transactions contemplated hereby on terms satisfactory to the Administrative Agent.

      ss.12. CONDITIONS TO ALL BORROWINGS. The obligations of the Lenders to make any Loan, and the Administrative Agent to issue, extend or renew any Credit Instrument in each case whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

            ss.12.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Credit Instrument, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

            ss.12.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or participate in the issuance, extension or renewal of such Credit Instrument, or in the opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Credit Instrument.

            ss.12.3. Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

            ss.12.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

            ss.12.5. Borrowing Base Report. The Administrative Agent shall have received from the Borrowers the most recent Borrowing Base Report required to be delivered to the Administrative Agent in accordance with ss.8.4(f) and, if requested by the Administrative Agent, a Borrowing Base Report dated within five
(5) days of the Drawdown Date of the requested Loan.

      ss.13. EVENTS OF DEFAULT; ACCELERATION; ETC.

            ss.13.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a) Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) either Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, the facility fee, the Bankers' Acceptances Fees, the Agents' fees, the Letter of Credit Fees or other sums due hereunder or under any of the other Loan Documents, after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (c) either Borrower shall fail to comply with any of its covenants contained in ss.ss. 8, 9 or 10;

            (d) either Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.13.1) for thirty (30) days after written notice of such failure has been given to such Borrower by the Administrative Agent;

            (e) any representation or warranty of either Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (f) either Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace (not to exceed thirty
      (30) days), any obligation in excess of $500,000 for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing an amount presently outstanding in excess of $500,000 in respect of borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

            (g) either Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or any of its Subsidiaries or of any substantial part of the assets of such Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to such Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Borrower or any of its Subsidiaries and such Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto, acquiescence therein or otherwise remain undismissed for a period of sixty (60) days;

            (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating either Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of such Borrower or any Subsidiary of such Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted (which order is not dismissed within sixty (60) days after the entry thereof);

            (i) there shall remain in force, undischarged, unsatisfied, unstayed for more than thirty (30) days, whether or not consecutive, any final judgment (unless bonded pending appeal) against the Borrowers or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrowers or any of their Subsidiaries exceeds in the aggregate $500,000;

            (j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of either Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrowers or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

            (l) either Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty
      (30) days;

            (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen
      (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of either Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of such Borrower or such Subsidiary;

            (n) the Borrowers or any of their Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrowers or such Subsidiaries, such assets of the Borrowers or such Subsidiaries having a fair market value in excess of $100,000;

            (o) the Borrowers or any of their Subsidiaries shall be in default under any Material License Agreement and such default shall not have been cured to the satisfaction of the licensor under such Material License Agreement, or any of such Material License Agreements shall have been terminated or not renewed (other than Material License Agreements which relate to specific special events (i.e. Olympics) that mature by their terms);

            (p) the Borrowers or any of their Subsidiaries shall lose any other license, permit, lease or other agreement, the loss of which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on either Borrower or any of its Subsidiaries;

            (q) David Beckerman shall, at any time, legally or beneficially own less than fifty-one percent (51%) of the issued and outstanding capital stock of Starter, on a fully diluted basis; or

            (r) Starter and/or the wholly owned Subsidiaries of Starter shall, at any time, legally or beneficially own less than one hundred percent of the issued and outstanding capital stock of each of Starter Galt, Starter Europe, Far East and Starter Outlet on a fully diluted basis;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in ss.ss.13.1(g), 13.1(h) or 13.1(k), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender; provided further that in the event of any Event of Default specified in ss.ss.13.1(g), 13.1(h) or 13.1(k), the Total Commitments of the Lenders shall immediately terminate and all such amounts owing shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or the Lenders. No remedy herein conferred upon the Lenders is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

            ss.13.2. Termination of Commitments. If any one or more of the Events of Default specified in ss.13.1(g), ss.13.1(h) or ss.13.1(j) shall occur, any unused portion of the Total Commitment hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrowers and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Credit Instruments and the Borrowers shall pay to the Administrative Agent an amount equal to the sum of the Maximum Drawing Amount, plus the Acceptance Face Amount, plus all Unpaid Reimbursement Obligations to be held by the Administrative Agent as cash collateral as contemplated by ss.4.3(c). If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Credit Instrument the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Credit Instrument on such date are not satisfied, the Administrative Agent may and, upon the request of the Majority Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the

Lenders shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Credit Instruments and the Borrowers shall pay to the Administrative Agent an amount equal to the sum of the Maximum Drawing Amount, plus the Acceptance Face Amount, plus all Unpaid Reimbursement Obligations to be held by the Administrative Agent as cash collateral as contemplated by ss.4.3(c). No termination of the credit hereunder shall relieve either Borrower or any of its Subsidiaries of any of the Obligations.

            ss.13.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to ss.13.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note or purchaser of any Credit Instrument Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

            ss.13.4. Distribution of Collateral Proceeds. In the event that the Administrative Agent receives the proceeds of the Life Insurance Policy or in the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

            (b) Second, to all other Obligations in such order or preference as the Majority Lenders may determine; provided, however, that distributions in respect of such obligations shall be made (i) pari passu among Obligations with respect to the Agents' fees payable pursuant to ss.5.1 and all other Obligations and (ii) Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further, that the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

            (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the State of Connecticut as in effect from time to time; and

            (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

            ss.14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to either Borrower and any securities or other property of such Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from either Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed to it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      ss.15. THE AGENTS.

            ss.15.1. Authorization. The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent. The relationship between the Administrative Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Administrative Agent as a trustee for any Lender. The Syndication Agent shall have no independent powers, duties or obligations under this Credit Agreement.

            ss.15.2. Employees and Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

            ss.15.3. No Liability. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

            ss.15.4. No Representations. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, any Credit Instrument, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or, except as expressly provided for herein, be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of the Borrowers or any of their Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

            ss.15.5. Payments.

            (a) A payment by the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

            (b) If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            (c) Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails
      (i) to make available to the Administrative Agent its pro rata share of any Loan or to purchase a Credit Instrument Participation or (ii) to comply with the provisions of ss.15 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

            ss.15.6. Holders of Notes. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Credit Instrument Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

            ss.15.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent has not been reimbursed by the Borrowers as required by ss.16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

            ss.15.8. Agents as Lenders. In their respective individual capacities, BankBoston and CoreStates shall each have the same obligations and the same rights, powers and privileges in respect to its respective Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Credit Instrument Participation, as it would have were it not also the Administrative Agent and Syndication Agent, respectively.

            ss.15.9. Resignation. The Administrative Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than [A] or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            ss.15.10. Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this ss.15.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

            ss.15.11. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

      ss.16. EXPENSES. The Borrowers agree to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent, any of the Lenders or any of their affiliates (other than taxes based upon the Administrative Agent's, any Lender's or any affiliate's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Administrative Agent, each Lender and each affiliate with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements incurred by the Administrative Agent in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all commercial finance examination charges, (e) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (f) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender, the Administrative Agent or any of their affiliates in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's, the Administrative Agent's or any of their affiliates relationship with the Borrowers or any of their Subsidiaries and (g) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this ss.16 shall survive payment or satisfaction of all other Obligations.

      ss.17. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless the Administrative Agent, the Lenders and their affiliates from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or any Letters of Credit, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrowers or any of their Subsidiaries comprised in the Collateral, (c) the Borrowers or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders, the Administrative Agent and their affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this ss.17 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.17 shall survive payment or satisfaction in full of all other Obligations provided, however, that the Borrowers and their Subsidiaries shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender.

      ss.18. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Credit Instrument, as herein contemplated, and shall continue in full force and effect so long as any Credit Instrument or amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans hereunder or the Administrative Agent has any obligation to issue, extend or renew any Credit Instrument, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of either Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Subsidiary hereunder.

      ss.19. ASSIGNMENT AND PARTICIPATION.

            ss.19.1. Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it and its participation interest in the risk relating to any Credit Instrument); provided that (a) the Administrative Agent shall have given its prior written consent to such assignment (such consent not be unreasonably withheld), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount not less than $10,000,000, and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit C hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in ss.19.3, be released from its obligations under this Credit Agreement.

            ss.19.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.7.5 and ss.8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Credit Instruments.

            ss.19.3. Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, and Credit Instrument Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $2,500.00.

            ss.19.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new

Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.19.4, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be canceled and returned to the Borrowers.

            ss.19.5. Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000 or multiples thereof, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers,
(c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any facility fees, Letter of Credit Fees or Bankers' Acceptance Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, and (d) so long as not Event of Default shall have occurred and be continuing, the Borrowers shall have given their prior consent to such participation (such consent not to be unreasonably withheld or delayed); further, provided, that if BankBoston or any successor Administrative Agent sells participations and such sale or sales causes such Person's Commitment Percentage less the participations sold by such Person to be less than ten percent (10%), then the Administrative Agent shall resign as Administrative Agent in accordance with ss.15.9 hereof.

            ss.19.6. Disclosure. The Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

            ss.19.7. Assignee or Participant Affiliated with the Borrowers. If any assignee Lender is an Affiliate of the Borrowers, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.13.1 or ss.13.2, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is an Borrower or an Affiliate of an Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.13.1 or ss.13.2 to the extent that such participation is beneficially owned by either Borrower or any Affiliate of such Borrower, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

            ss.19.8. Miscellaneous Assignment Provisions. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If BankBoston or any successor Administrative Agent transfers any of its interest, rights and obligations under this Credit Agreement and such transfer causes such Person's Commitment Percentage to be less than ten percent (10%), the Administrative Agent shall, in consultation with the Borrowers and with the consent of the Borrowers and the Majority Lenders, (a) appoint another Lender to act as a reference bank hereunder and (b) resign as Administrative Agent in accordance with ss.15.9 hereof. Anything contained in this ss.19 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Lenders organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

            ss.19.9. Assignment by Borrowers. Neither Borrower shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

      ss.20. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Application shall be in writing and shall be delivered in hand, mailed by United

States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

            (a) if to the Borrowers, 370 James Street, New Haven, Connecticut 06513, Attention: Mr. John C. Warfel, Senior Vice President, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

            (b) if to the Administrative Agent, at 127 Church Street, New Haven, Connecticut 06510, Attention: Christina P. Clark, Vice President, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;

            (c) if to the Syndication Agent, at 1345 Chestnut Street, P.O. Box 7618, Philadelphia, Pennsylvania 19101, Attention: Irene Rosen Marks, Vice President, or such other address for notice as the Syndication Agent shall last have furnished in writing to the Person giving the notice; and

            (d) if to any Lender, at such Lender's address set forth on Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

      ss.21. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF CONNECTICUT (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS IN ACCORDANCE WITH GOVERNING LAW AT THE ADDRESS SPECIFIED IN SS.21. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT IN THE STATE OF

CONNECTICUT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      ss.22. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      ss.23. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      ss.24. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.26.

      ss.25. WAIVER OF JURY TRIAL. Each Borrower, as an inducement to the Administrative Agent and the Lenders to enter into this Credit Agreement, hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary or punitive damages or any damages other than, or in addition to, actual damages. Each Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

      ss.26. CONSENTS, AMENDMENTS, WAIVERS, ETC. Neither this Credit Agreement, any of the Loan Documents, nor any term hereof or thereof may be amended, nor may any provision hereof or thereof be waived, except by an instrument in writing signed by the Majority Lenders and, in the case of an amendment, by the Borrowers, except that in the event of (a) any increase in the amount of any Commitment (other than by way of assignment pursuant to Section 19 hereof), (b) any delay or extension in the terms of or any scheduled reduction or increase of Commitments or repayment of the Loans as provided in Section 2.1 hereof, (c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof, (d) any release of Starter Outlet from the obligations under its Guaranty or the release of any portion of the Collateral for the Loans except as permitted in Section 9.5 hereof, (e) any waiver of any Default or Event of Default due to the failure by the Borrowers to pay any sum due to any of the Lenders hereunder, (f) any amendment of the definition of Permitted Overadvance Amount, (g) any amendment or waiver to the frequency of the delivery of Borrowing Base reports under ss.8.4(f), (h) any amendment by more than twenty percent (20%) of the amount of the Clean Down Amount in ss.2.1 hereof, (i) any amendment of this Section 26 or of the definition of Majority Lenders or of any portion of this Credit Agreement as they relate to the relative priorities of payment among the Obligations, or (j) any amendment of the advance rates under the Borrowing Base, any amendment or waiver of consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by the Borrowers. Any amendment to any provision hereunder or under any other Loan Document governing the rights, obligations or liabilities of the Administrative Agent or the Syndication Agent, including, without limitation, Bankers' Acceptance Fees or of the amount of the Agents' fees or any Letter of Credit Fees payable for the Administrative Agent's account, in each case in its capacity as such, will be effective only if any instrument in writing has been signed by such affected Person. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

      ss.27. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

      ss.28. LIMITATION OF LIABILITY. EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH BORROWER WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY PROCEEDING REFERRED TO IN SS.25 ANY SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER (A) CERTIFIES THAT NONE OF THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT OR ANY LENDER OR ANY REPRESENTATIVE, AGENT, OR ATTORNEY OF SUCH PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT, IN ENTERING INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH SUCH

PERSON IS A PARTY, THAT SUCH PERSON IS RELYING UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SS.28.

      SS.29. COMMERCIAL TRANSACTION; PREJUDGMENT REMEDY WAIVER. EACH BORROWER REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE A PART IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF CHAPTER 903A OF CONNECTICUT GENERAL STATUTES, AS AMENDED. EACH BORROWER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278A ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE ADMINISTRATIVE AGENT OR THE LENDERS MAY EMPLOY TO ENFORCE THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. EACH BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT'S ATTORNEY AND/OR ANY LENDER'S ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT. SS.52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. EACH BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE ADMINISTRATIVE AGENT AND THE LENDERS ACKNOWLEDGE SUCH BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

      ss.30. EFFECTIVE DATE. This Credit Agreement shall become effective among the parties hereto as of the Effective Date. Until the Effective Date, the terms of the Original Loan Agreement, shall remain in full force and effect.

      IN WITNESS WHEREOF, the undersigned have caused this Credit Agreement to be duly executed as of the date first set forth above.

STARTER CORPORATION


By: /s/ John [ILLEGIBLE]
   -----------------------------
   Its  SVP

STARTER GALT, INC.


By: /s/ [ILLEGIBLE]
   -----------------------------
   Its  SVP

BANK OF BOSTON CONNECTICUT,
individually and as Administrative Agent


By: /s/ Christina P. [ILLEGIBLE]
   -----------------------------
   Its  Vice President

CORESTATES BANK, N.A.,
individually and as Syndication Agent


By:
   -----------------------------
   Its

PEOPLE'S BANK


By: /s/ [ILLEGIBLE]
   -----------------------------
   Its  Vice Pres

      IN WITNESS WHEREOF, the undersigned have caused this Credit Agreement to be duly executed as of the date first set forth above.

STARTER CORPORATION


By:
   -----------------------------
   Its

STARTER GALT, INC.


By:
   -----------------------------
   Its

BANK OF BOSTON CONNECTICUT,
individually and as Administrative Agent


By:
   -----------------------------
   Its

CORESTATES BANK, N.A.,
individually and as Syndication Agent


By: /s/ Irene Rosen Marks
   -----------------------------
   Its  Vice President

PEOPLE'S BANK


By:
   -----------------------------
   Its  Vice Pres

NATIONAL BANK OF CANADA


By: /s/ [Illegible]
   -----------------------------
   Its  V.P.


By: /s/ [Illegible]
   -----------------------------
   Its  AVP

SANWA BUSINESS CREDIT CORPORATION


By:
   -----------------------------
   Its

KEYBANK NATIONAL ASSOCIATION


By:
   -----------------------------
   Its

BTM CAPITAL CORPORATION


By:
   -----------------------------
   Its

FIRSTRUST SAVINGS BANK


By:
   -----------------------------
   Its

NATIONAL BANK OF CANADA


By:
   -----------------------------
   Its

SANWA BUSINESS CREDIT CORPORATION


By:  /s/ [Illegible]
   -----------------------------
   Its  Vice President

KEYBANK NATIONAL ASSOCIATION


By:
   -----------------------------
   Its

BTM CAPITAL CORPORATION


By:
   -----------------------------
   Its

FIRSTRUST SAVINGS BANK


By:
   -----------------------------
   Its

NATIONAL BANK OF CANADA


By:
   -----------------------------
   Its

SANWA BUSINESS CREDIT CORPORATION


By:
   -----------------------------
   Its

KEYBANK NATIONAL ASSOCIATION


By:  /s/ [Illegible]
   -----------------------------
   Its  Vice President

BTM CAPITAL CORPORATION


By:
   -----------------------------
   Its

FIRSTRUST SAVINGS BANK


By:
   -----------------------------
   Its

NATIONAL BANK OF CANADA


By:
   --------------------------------
   Its


By:
   --------------------------------
   Its

SANWA BUSINESS CREDIT CORPORATION


By:
   --------------------------------
   Its

KEYBANK NATIONAL ASSOCIATION


By:
   --------------------------------
   Its

BTM CAPITAL CORPORATION


By: /s/ [Illegible]
   --------------------------------
   Its  Assistant Managing Director

FIRSTRUST SAVINGS BANK


By:
   --------------------------------
   Its

NATIONAL BANK OF CANADA


By:
   ------------------------------------
   Its


By:
   ------------------------------------
   Its

SANWA BUSINESS CREDIT CORPORATION


By:
   ------------------------------------
   Its

KEYBANK NATIONAL ASSOCIATION


By:
   ------------------------------------
   Its

BTM CAPITAL CORPORATION


By: /s/ [Illegible]
   ------------------------------------
   Its  Assistant Managing Director

FIRSTRUST SAVINGS BANK


By: /s/ Richard F. [ILLEGIBLE]
   ------------------------------------
   Its Chief Credit [ILLEGIBLE] Officer